                                                                Exhibit - 2.3


                                 AMENDMENT NO. 2
                                       TO
                          AGREEMENT AND PLAN OF MERGER


         AMENDMENT dated as of May 10, 2000 (this "Amendment") between Paging Network, Inc., a Delaware corporation ("PageNet"), Arch Communications Group, Inc., a Delaware corporation ("Arch"), and St. Louis Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Arch ("Merger Sub").

         WHEREAS, PageNet, Arch and Merger Sub have previously entered into that certain Agreement and Plan of Merger dated as of November 7, 1999, as amended on January 7, 2000, between PageNet, Arch and Merger Sub (the "Merger Agreement"); and

         WHEREAS, the respective Boards of Directors of PageNet, Arch and Merger Sub have determined that it is in the best interests of PageNet or Arch, as the case may be, and its respective stockholders to amend the Merger Agreement as hereinafter set forth and have duly approved this Amendment and authorized its execution and delivery.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. All capitalized terms used herein, unless otherwise defined herein, shall have the meanings given them in the Merger Agreement, and each reference in the Merger Agreement to "this Agreement", "hereof", "herein", "hereunder" or "hereby" and each other similar reference shall be deemed to refer to the Merger Agreement as amended hereby. All references to the Merger Agreement in any other agreement between PageNet and Arch relating to the transactions contemplated by the Merger Agreement shall be deemed to refer to the Merger Agreement as amended hereby.

         2. Section 1.1 of the Merger Agreement is hereby amended by deleting the reference to "Article III" and substituting in lieu thereof "Articles II and III".

         3. The first sentence of Section 4.1(a) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

         "Each share of common stock, par value $0.01 per share, of PageNet (each, a "PageNet Share") issued and outstanding immediately prior to the Effective Time (excluding PageNet Shares (collectively, "Excluded PageNet Shares") that are owned by Arch, Merger Sub or any direct or indirect, wholly owned subsidiary of Arch or Merger Sub (collectively, the "Arch Companies") or Dissenting Shares (as defined below)), shall be converted into and become exchangeable for 0.1247 of a share (the "Exchange Ratio") of common stock, par value $0.01 per share, of Arch (the "Arch Common Stock"), subject to adjustment as provided in Section 4.4, (the "Merger Consideration")."

         4. Section 4.2 (a) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

         "(a) Exchange Procedures. Promptly after the Effective Time, Arch shall cause its transfer agent or another exchange agent selected by Arch with PageNet's prior approval (the "Exchange Agent"), which shall not be unreasonably withheld, to mail to each holder of record as of the Effective Time of a Certificate: (i) a letter of transmittal specifying that delivery of the Certificates shall be effected, and that risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu thereof) to the Exchange Agent in accordance with the terms and conditions of such letter of transmittal, such letter of transmittal to be in such form and have such other provisions as Arch and PageNet may reasonably agree; and (ii) instructions for exchanging the Certificates for: (A) certificates representing shares of Arch Common Stock; (B) with respect to holders of PageNet Shares at the Vast Distribution Record Date (as defined in Section 6.22), the Distributed Interests (as defined in
         Section 6.22), and (C) any unpaid dividends and other distributions due to such holder with respect to such shares. Subject to Sections 4.2(g) and 4.3, upon proper surrender of a Certificate for cancellation (or affidavits of loss in lieu thereof) to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor: (x) a certificate representing that number of shares of Arch Common Stock that such holder is entitled to receive pursuant to this Article IV and, with respect to PageNet Shares at the Vast Distribution Record Date, certificates representing the Distributed Interests that such holder is entitled pursuant to Section 6.22; and (y) a check in the amount (after giving effect to any required tax withholdings) of any dividends or other distributions that such holder has the right to receive pursuant to the provisions of this Article IV. The Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on any amount payable upon due surrender of any Certificate. Notwithstanding the foregoing, a holder of Dissenting Shares shall not be required to surrender a Certificate in order to receive Distributed Interests with respect to the PageNet Shares represented by such Certificate, provided that Arch has confirmed to the Exchange Agent that such holder has taken all necessary steps to perfect appraisal rights pursuant to Section 4.3 hereof and the DGCL. In the event of a transfer of ownership of PageNet Shares that is not registered in the transfer records of PageNet, a certificate representing the proper number of shares of Arch Common Stock and, with respect to PageNet Shares at the Vast Distribution Record Date, certificates representing the Distributed Interests, together with a check for any dividends or distributions with respect thereto, may be issued and/or paid to such a transferee if the Certificate formerly representing such PageNet Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that all applicable stock transfer taxes have been paid. If any certificate for shares of Arch Common Stock (and/or Distributed Interests) is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Person (as defined below) requesting such exchange shall pay all transfer and other taxes required by reason of the issuance of certificates for shares of Arch Common Stock and/or Distributed Interests in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of Arch or the Exchange Agent that such tax has been paid or is not applicable.

         The term "Person" means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity (as defined in Section 5.1(d)(i)), or other entity of any kind or nature."

         5. Section 4.2(c) of the Merger Agreement is hereby amended by deleting the reference to "or Arch Series C Preferred Shares" and substituting in lieu thereof "or, if Arch elects to convert shares of Arch Class B Common Stock (as defined below) into shares of Arch Common Stock at the Effective Time, Arch Class B Common Stock."

         6. Section 4.2(e) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

         "(e) Termination of Exchange Period; Unclaimed Stock. Any shares of Arch Common Stock, and any portion of the dividends or other distributions with respect to the Arch Common Stock deposited by Arch with the Exchange Agent (including the proceeds of any investments thereof) that remain unclaimed by the holders of Certificates 180 days after the Effective Time shall be re-delivered to Arch. Any holders of Certificates who have not theretofore complied with this Article IV shall thereafter be entitled to look only to the Surviving Corporation for exchange of shares of Arch Common Stock, and any dividends and other distributions with respect thereto issuable and/or payable pursuant to Section 4.1, Section 4.2(b), and Section 4.2(d) upon due surrender of their Certificates (or affidavits of loss in lieu thereof), in each case, without any interest thereon. Any Distributed Interests, and any portion of the dividends or other distributions with respect to the Distributed Interests deposited by PageNet with the Exchange Agent (including the proceeds of any investments thereof) that remain unclaimed by the holders of Certificates 180 days after the Effective Time shall be re-delivered to the Distributed Subsidiary. Any holders of Certificates who have not theretofore complied with this Article IV shall thereafter be entitled to look only to the Distributed Subsidiary for the Distributed Interests, and any dividends and other distributions with respect thereto issuable and/or payable pursuant to Section 4.1, Section 4.2(b), and Section 6.22 upon due surrender of their Certificates (or affidavits of loss in lieu thereof), in each case, without any interest thereon. Notwithstanding the foregoing, none of Arch, the Distributed Subsidiary, the Exchange Agent, nor any other Person shall be liable to any former holder of Certificates for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws."

         7. Section 4.2(f) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

         "(f) Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, and the posting by such Person of a bond in the form customarily required by Arch as indemnity against any claim that may be made against it with respect to such Certificate, Arch and PageNet will issue the shares of Arch Common Stock and the Distributed Interests and the Exchange Agent will issue stock and any dividends and other distributions with respect thereto issuable or payable in exchange for such lost, stolen, or destroyed Certificate pursuant to
         Section 4.1, Section 4.2(b), Section 4.2(d), and Section 6.22, in each case, without interest."

         8. Section 4.3 of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

         "4.3. Dissenters' Rights. Notwithstanding anything to the contrary, PageNet Shares outstanding immediately prior to the Effective Time and held by a stockholder of record as of the time of the PageNet Stockholders Meeting who has not voted in favor of the Merger or consented thereto in writing and who has delivered a written demand for appraisal of such shares at or before the PageNet Stockholders Meeting in accordance with Section 262 of the DGCL ("Dissenting Shares"), shall not be converted into the right to receive the Merger Consideration unless such holder fails to perfect or withdraws or otherwise loses his right to appraisal and payment under the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses his right to appraisal and payment, such Dissenting Shares shall thereupon be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration to which such holder is entitled, without interest or dividends thereon."

         9. Section 4.4 of the Merger Agreement is hereby amended by deleting all references to ", Arch Series C Preferred Shares" and all references to "and the Series C Exchange Ratio".

         10. Section 4.5 of the Merger Agreement is hereby amended by deleting the reference to "(with a corresponding reduction in the number of shares offered to the holders of PageNet Shares (or Distributed Interests) or the holders of Arch Common Stock, respectively)." and substituting in lieu thereof "(with a corresponding reduction in the number of shares of Arch Common Stock (or Distributed Interests) offered to the holders of PageNet Shares or the holders of Arch Common Stock, respectively).".

         11. Section 5.1(c)(ii) of the Merger Agreement is hereby amended by deleting all references to "and the Series C Consent Agreement" and all references to "and a majority of the votes of the Arch Series C Preferred Shares (for certain of the Certificate Amendments)".

         12. Section 5.1(o) of the Merger Agreement is hereby amended by deleting all references to "or, the Series C Consent Agreement, as applicable".

         13. Section 6.3 of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

         "6.3. The Certificate Amendments. Arch shall take all actions necessary (subject to applicable law and any necessary stockholder approval) to adopt the Certificate Amendments. The Certificate Amendments shall provide for an increase in the authorized number of shares of Arch Common Stock to an amount sufficient to effectuate the actions contemplated hereby and, if Arch so elects, may provide for the conversion of each share of Arch Class B Common Stock into one share of Arch Common Stock. Some or all of the Certificate Amendments may, in the discretion of Arch, be made contingent upon the consummation of the Merger or the Alternative Merger (as the case may be)."

         14. Section 6.5(b) of the Merger Agreement is hereby amended by deleting all references to ", the conversion of the Arch Series C Preferred Shares" and substituting in lieu thereof ", the conversion of the Arch Class B Common Stock (if Arch elects to have such shares converted pursuant to the Certificate Amendments)" and by deleting the reference to (the "Arch Stockholders Approval") and substituting in lieu thereof "(with respect to all matters other than the approval of the conversion of the Arch Class B Common Stock pursuant to the Certificate Amendments, the "Arch Stockholder Approval").

         15. Section 6.9 of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

         "6.9 Stock Exchange Listing. Arch shall use its reasonable best efforts to file a notification for listing of additional shares with respect to the shares of Arch

         Common Stock to be issued pursuant to the Merger, Arch Exchange Offer and pursuant to the Certificate Amendments with the Nasdaq Stock Market ("NASDAQ") on or prior to the Closing Date."

         16. Section 6.18(b) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

         "(b) The obligations of PageNet under the PageNet Exchange Offer shall be subject to the satisfaction of the conditions to the consummation of the Merger set forth in Article VII of this Agreement and shall be subject to the further condition that not less than 97.5% of the aggregate outstanding principal amount of PageNet Notes and not less than a majority of the outstanding principal amount of each series of PageNet Notes shall have been validly tendered in accordance with the terms of the PageNet Exchange Offer prior to the expiration date of the PageNet Exchange Offer and not withdrawn (such 97.5% of the outstanding principal amount of the PageNet Notes and not less than a majority of the outstanding principal amount of each series of PageNet Notes tendered and not withdrawn being herein referred to as the "PageNet Minimum Condition"). Except as otherwise provided in this Agreement, no term or condition of the Exchange Offers may be amended or modified without the written consent of the parties hereto, which consent shall not be unreasonably withheld."

         17. Section 6.18(h) of the Merger Agreement is hereby amended by deleting the reference to "the twentieth business day" and substituting in lieu thereof "the thirty-fifth calendar day".

         18. Section 6.19 of the Merger Agreement is amended by deleting the definition of "Initial Determination Date" and substituting in lieu thereof the following:

         ""Initial Determination Date" shall mean the date which is 35 calendar days after the date upon which the S-4 Registration Statement and the PageNet Exchange Registration Statement are declared effective by the SEC;"

         19. Section 6.19 of the Merger Agreement is hereby amended by deleting the definition of "Requisite Conditions to the Prepackaged Plan" and substituting in lieu thereof the following:

         ""Requisite Conditions to the Prepackaged Plan" shall mean (i) the PageNet Conditions to the Prepackaged Plan, (ii) the Arch Stockholders Approval, and (iii) that either the Exit Financing has been obtained or upon entry of the Final Order will be obtained."

         20. Section 6.19 of the Merger Agreement is hereby amended by deleting the definition of "Arch Conditions to the Prepackaged Plan".

         21. Section 6.19 of the Merger Agreement is hereby amended by deleting all references to "the PageNet Minimum Condition and the Arch Minimum Condition are satisfied" and substituting in lieu thereof "the PageNet Minimum Condition is satisfied".

         22. Section 6.19(a)(i) of the Merger Agreement is hereby amended by deleting all references to "satisfaction of the PageNet Minimum Condition and the Arch Minimum Condition" and substituting in lieu thereof "satisfaction of the PageNet Minimum Condition".

         23. Section 6.19(a)(iv) of the Merger Agreement is hereby amended by deleting all references to "the Arch Conditions to the Prepackaged Plan" and substituting in lieu thereof "the Arch Stockholders Approval".

         24. Section 6.19(a)(v) of the Merger Agreement is hereby amended by deleting all references to "the PageNet Minimum Condition and the Arch Minimum Condition have been satisfied" and substituting in lieu thereof "the PageNet Minimum Condition has been satisfied".

         25. Section 6.21 of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

         "6.21. Payment of Dissenters' Rights. Following the Effective Time, any payment made with respect to a holder of Dissenting Shares entitled to payment under the DGCL will be made solely from the assets of the Surviving Corporation. Arch shall not make any payments to holders of Dissenting Shares and shall not directly or indirectly reimburse the Surviving Corporation for the payments made with respect to Dissenting Shares."

         26. Section 6.22 of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

         "6.22. Distribution of Interests in Vast to PageNet Shareholders. Prior to the Closing, the Board of Directors of PageNet will set aside for distribution, solely to those holders of PageNet Shares immediately prior to the acceptance of PageNet Notes in the PageNet Exchange Offer (the "Vast Distribution Record Date"), with respect to each PageNet Share issued and outstanding at such date, interests (the "Distributed Interests") representing the portion of such equity ownership in Vast Solutions, Inc. (the "Distributed Subsidiary") equal to (x) subject to
         Section 6.1(d), 11.6% of the total equity ownership of the Distributed Subsidiary divided by (y) the number of PageNet Shares issued and outstanding at the Vast Distribution Record Date (the distribution of the Distributed Interests shall be referred to herein as the "Vast Distribution"). The distribution of the Distributed

         Interests shall be conditioned upon the occurrence of (i) either (A) the satisfaction of the PageNet Minimum Condition and the acceptance of the PageNet Notes or (B) the filing of the Final Confirmation Order and
         (ii) the consummation of the Merger. PageNet and the Distributed Subsidiary shall take such action reasonably necessary (including filings with and no-action requests of the SEC and communications with stockholders) to effectuate the Vast Distribution. Upon satisfaction of the conditions to the Vast Distribution, Arch shall, in accordance with
         Section 4.2 of this Agreement and in connection with the exchange of PageNet certificates, use its reasonable best efforts to consummate, or cause to be consummated the Vast Distribution as promptly as practicable after the Effective Time."

         27. Section 7.1(b) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

         "(b) "NASDAQ Listing. The notification for listing of additional shares with respect to all shares of Arch Common Stock issuable pursuant to this Agreement shall have been filed with NASDAQ."

         28. Section 7.1(d) of the Merger Agreement is hereby amended by deleting all references to "Exchange Offers" and substituting in lieu thereof "PageNet Exchange Offer".

         29. Section 7.1(e) of the Merger Agreement is hereby amended by deleting all references to "Exchange Registration Statements" and substituting in lieu thereof "PageNet Registration Statement".

         30. Section 7.1(g) of the Merger Agreement is hereby amended by deleting all references to "and the Arch Minimum Condition" and all references to "and the Arch Minimum Condition shall have obtained".

         31. Section 7.3(f) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

         "(f) Intentionally Omitted."

         32. Section 7.3(g) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

         "(g) Vast Distribution. The Board of Directors of PageNet shall have set aside Distributed Interests pursuant to Section 6.22 of this Agreement or the Final Confirmation Order shall have been entered confirming the Prepackaged Plan."

         33. Section 8.5(b) of the Merger Agreement is hereby amended by deleting all references to "or Arch's noteholders do not satisfy the Arch Minimum Condition with respect to the Arch Notes".

         34. Section 9.7 of the Merger Agreement is hereby amended by deleting all references to "Series C Consent Agreement,".

         35. The Merger Agreement is hereby amended by replacing all references to "June 30, 2000" with "September 30, 2000".

         36. The Merger Agreement is hereby amended by replacing all references to "Spinoff" with "Vast Distribution".

         37. The Merger Agreement is hereby amended by replacing all references to "Spinoff Record Date" with "Vast Distribution Record Date".

         38. The Index of Defined Terms in the Merger Agreement is hereby amended by deleting all references to "Arch Conditions to the Prepackaged Plan", "Arch Minimum Conditions", "Series C Consent Agreement", "Series C Consideration" and "Series C Exchange Ratio" and the associated section references and by adding the following immediately after the reference to "Dismissal Order":

         "Dissenting Shares . . . . . . . . . . . . . . . . . . . . .4.3"

         39. The Table of Contents in the Merger Agreement is hereby amended to reflect all of the amendments to the Merger Agreement set forth herein.

                                      * * *

         IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officers of the parties to this Amendment as of the date first written above.


                                        PAGING NETWORK, INC.


                                        By: /s/ Julian B. Castelli
                                           -------------------------------------
                                            Name: Julian B. Castelli
                                            Title: Senior Vice President and
                                                   Chief Financial Officer


                                        ARCH COMMUNICATIONS GROUP, INC.


                                        By: /s/ C.E. Baker, Jr.
                                           -------------------------------------
                                            Name: C.E. Baker, Jr.
                                            Title: Chairman of the Board and
                                                   Chief Executive Officer


                                        ST. LOUIS ACQUISITION CORP.


                                        By: /s/ C.E. Baker, Jr.
                                           -------------------------------------
                                            Name: C.E. Baker, Jr.
                                            Title: Chief Executive Officer